SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement              [ ] Confidential, For Use of
[ ]  Definitive Proxy Statement                   the Commission Only (as
[ ]  Definitive Additional Materials              permitted by Rule14a-6(e)(2))
[ ]  Soliciting Material Under Rule 14a-12


                               NETRO CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ] Fee paid previously with preliminary materials.

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    previously. Identify the previous filing by registration statement number,
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


                               NETRO CORPORATION
                                ----------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 31, 2001

    The Annual Meeting of Shareholders (the "Annual Meeting") of Netro Corporation, a California corporation (the "Company"), will be held at the Westin Hotel, Camino Room, located at 5101 Great America Parkway, Santa Clara, California 95054, on May 31, 2001, at 7:30 a.m., Pacific time, for the following purposes:

     1. To elect Richard M. Moley, Gideon Ben-Efraim and Sanford Robertson as Class II directors of the Company, each to serve until the 2003 Annual Meeting or until their respective successors have been elected or appointed, subject to Proposal No. 2.

     2. To approve a proposal to change the Company's state of incorporation from California to Delaware.

     3.   To approve the amendment of the 1996 Stock Option Plan.

     4. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2001.

     5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business, including the nominees for directors, the proposal to reincorporate in Delaware and the amendment of the 1996 Stock Option Plan, are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

    The Board of Directors has fixed the close of business on April 23, 2001, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                            By Order of the Board of Directors,


                                            Francis S. Currie
                                            Secretary

San Jose, California
April 25, 2001

This Proxy Statement is dated April 25, 2001, and was first mailed to shareholders of common stock on or about April 27, 2001.

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                                   IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.
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


                               NETRO CORPORATION
                              3860 N. First Street
                           San Jose, California 95134

                                ----------------

                                PROXY STATEMENT

General

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Netro Corporation, a California corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Westin Hotel, Camino Room, located at 5101 Great American Parkway, Santa Clara, California 95054, on May 31, 2001, at 7:30 a.m., Pacific time, and any adjournment or postponement thereof.

    This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000, including financial statements, were first mailed to shareholders entitled to vote at the meeting on or about April 27, 2001.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company, Attention:
Sanjay Khare, Chief Financial Officer, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

    The close of business on April 23, 2001, has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the
close of business on the Record Date, the Company had approximately       shares
of Common Stock outstanding held of record by approximately        shareholders.

Voting and Solicitation

    Holders of Common Stock on the Record Date are entitled to one vote per share on all matters. Shares of Common Stock may not be voted cumulatively.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. Except with respect to proposals for which California law requires the affirmative vote of a majority of shares outstanding, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required under California law for approval of proposals presented to shareholders. In general, California law provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.

    The shares represented by the proxies received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of directors, FOR the change of the Company's state of incorporation from California to Delaware, FOR amendment of the Company's 1996 Stock Option Plan, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered as represented for purposes of determining a quorum, but will not be considered as voting, with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

    The Company is making this proxy solicitation. The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically, electronically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. In addition, the Company has retained Innisfree to act as its proxy solicitor in connection with the Annual Meeting. The Company has agreed to pay Innisfree a fee of approximately $20,000 for its services and to reimburse Innisfree for its out of pocket expenses.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees for Class II Director

    The Company's Board of Directors currently consists of seven members, including three Class I directors and four Class II directors. Each Class I and Class II director is elected for two year terms, with Class I directors elected in even-numbered years (e.g., 2002) and the Class II directors elected in odd-numbered years (e.g., 2001). The current Class II directors whose terms expire this year are Gideon Ben-Efraim, Richard M. Moley, Sanford Robertson and John L. Walecka. John L. Walecka has declined to stand for re-election to the Board of Directors and the Board of Directors has approved an amendment to the bylaws decreasing the size of the Board to six members effective upon the Annual Meeting. The Board has nominated the three persons named below to serve as Class II directors until the next Annual Meeting of Shareholders at which Class II directors are elected, until their successors are duly elected and qualified or, if Proposal No. 2 is approved, until the terms of such directors expire on the three-class Board the Company will establish as a Delaware Corporation. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected. Please see "Effect of Proposal No. 2 on Board of Directors," below, and the description of Proposal No. 2 elsewhere in this Proxy Statement.

    Assuming a quorum is present, the three nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing term. Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

    The names of the nominees for Class II director and their ages as of March 31, 2001, are set forth below:

          Name of Director                                     Age
          ----------------                                     ---
          Gideon Ben-Efraim....................................58
          Richard M. Moley.....................................61
          Sanford Robertson....................................69

     Gideon Ben-Efraim has served as the Company's President, Chief Executive Officer, and a director since founding the Company in November 1994. From November 1994 to March 1998, Mr. Ben-Efraim was Chairman of the Board of Directors, and was re-appointed as Chairman in April 2000. Prior to joining Netro, Mr. Ben-Efraim was a founder of and Executive Vice President, Engineering and Business Development at P-Com Inc., a digital microwave radio company, from June 1991 to November 1994. Mr. Ben-Efraim received a B.S. in Industrial Engineering and Management from Tel Aviv University.

    Richard M. Moley has been a director since November 1997, Chairman of the Board of Directors from March 1998 to April 2000 and Chairman Emeritus since April 2000. Since August 1997, Mr. Moley has been a private investor. From July 1996 to August 1997, he served as Senior Vice President, Networking and as a director of Cisco Systems, Inc., a networking company, following Cisco Systems' purchase of StrataCom, Inc., where he was, from June 1986 to July 1996, Chairman of the Board, Chief Executive Officer and President. Mr. Moley serves on the boards of directors of Linear Technology Corporation, a designer and manufacturer of linear integrated circuits, CIDCO Incorporated, a designer and developer of subscriber telephone equipment, Echelon Corporation, a developer of control network hardware and software products, CMC Industries, a manufacturer of telecommunications systems and equipment, and several privately held companies.

     Sanford Robertson has been a director since April 2000. Mr. Robertson has been a partner with Francisco Partners, a leveraged buyout firm, since January 2000. From September 1998 to January 2000, Mr. Robertson served as President of S.R. Robertson & Co., LLC. From 1978 to September 1998, Mr. Robertson was the founder and Chairman of Robertson, Stephens & Co., an investment bank. Mr. Robertson serves on the board of directors of Pain Therapeutics, a pharmaceutical company. Mr. Robertson received a B.B.A. and an MBA from the University of Michigan.

Class I Directors

    The names of the Company's Class I directors and their ages as of March 31, 2001, are set forth below:

          Name of Nominee                                 Age
          ---------------                                 ---
          Thomas R. Baruch................................62
          Irwin Federman..................................65
          Robert J. Wynne.................................58

     Thomas R. Baruch has been a director since November 1994. Mr. Baruch has been a General Partner in CMEA Ventures, a venture capital firm, since 1988. Mr. Baruch is also a Special Partner in New Enterprise Associates, a venture capital firm. Prior to joining CMEA, Mr. Baruch was the President and Chief Executive Officer of Microwave Technology, Inc., a wireless technology firm, from 1983 to 1988. Mr. Baruch serves on the boards of directors of Physiometrix Inc., a developer and manufacturer of non-invasive advanced medical products, Symyx Technologies, Inc., a developer of industrial materials, ACLARA BioSciences, Inc., a developer and manufacturer of analytical tools for biotechnology, AeroGen, a developer and manufacturer of inhalation drug delivery products, and several privately held companies.

     Irwin Federman has been a director since June 1995. Mr. Federman has been a general partner of U.S. Venture Partners, a venture capital firm, since 1990. Mr. Federman serves on the boards of directors of Centillium Networks, Inc., a developer and supplier of communications integrated circuits, CheckPoint Software Technologies, Inc., a network security software company, Komag Incorporated, a disk drive media manufacturer, Nuance Communications, Inc., a speech recognition software company, QuickLogic, Inc., a semiconductor company, SanDisk Corporation, a solid-state memory system company, and several privately-held companies.

     Robert J. Wynne has been a director since February 2000. Mr. Wynne has served as a consultant to Sony Pictures Entertainment, an entertainment company, since January 2000. Prior to that time, he served Sony Pictures Entertainment in a variety of roles including most recently as Co-President and Chief Operating Officer. He joined Sony Pictures Entertainment in November 1995 as Corporate Executive Vice President. Prior to joining Sony Pictures Entertainment, Mr. Wynne was a founder and partner of Hill Wynne Troop & Meisinger, a law firm. Mr. Wynne serves as a member of the board of directors of, or as an advisor or consultant to, several privately held companies and venture funds.

     There are no family relationships among any of the directors or executive officers of the Company.

Effect of Proposal No. 2 on Board of Directors

     If the shareholders approve the change of the Company's state of incorporation from California to Delaware (Proposal No. 2), the Board will be divided into three classes, with one class to be elected annually to a three-year term. Upon reincorporation, the Class I directors would consist of Mr. Federman and Mr. Baruch, the Class II directors would consist of Mr. Robertson and Mr. Wynne and the Class III directors would consist of Mr. Ben-Efraim and Mr. Moley, with terms expiring in 2002, 2003 and 2004, respectively. A vote FOR the reincorporation in Delaware also approves, among other things, the division of the Board into three classes and approves the division of directors among the three classes as described in this paragraph. See Proposal No. 2 for more information regarding the proposed reincorporation in Delaware.

Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 2000, the Board met five times. Only Mr. Baruch attended fewer than 75% of the aggregate number of meetings of the Board. The Board has a Compensation Committee and an Audit Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. For information on the deadline for submitting nominations that are intended to be included in the Company's proxy statement for the 2002 Annual Meeting, see "Deadline for Receipt of Shareholder Proposals for 2002 Annual Meeting."

     The Compensation Committee, which consists of directors Baruch and Walecka, held two meetings during the last fiscal year. The committee's functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. See the section entitled "Compensation Committee Report on Executive Compensation" for more information on the committee's policies.

     The Audit Committee, which consists of directors Federman and Wynne, each of whom are non-employee independent directors, held four meetings during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

                         AUDIT COMMITTEE REPORT [DRAFT]

     The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (a copy of which is attached to this Proxy Statement as Appendix A), include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

     The Audit Committee has reviewed and discussed with senior management the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. Management has confirmed that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

     The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires the Company's independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

     The Audit Committee has received from Arthur Andersen LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Arthur Andersen LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Arthur Andersen LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

    Based on the review and discussions described above with respect to the Company's audited financial statements, the Audit Committee has recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

    As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.

                                                    AUDIT COMMITTEE:

                                                    IRWIN FEDERMAN
                                                    ROBERT J. WYNNE


Compensation of Directors

    Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board. The Company's 1997 Directors' Stock Option Plan (the "Directors' Plan"), as amended by the Board in January 2000 and approved by the shareholders in May 2000, provides that each person who becomes a nonemployee director of the Company after May 2000 will receive an initial grant of an option to purchase 50,000 shares, which vests in four equal increments on the first four anniversaries of the date the director joins the Board. In addition, it provides that each director of the Company will receive an annual grant of an option to purchase 12,500 shares on the first day of each fiscal year, which vests in full on the fourth anniversary of the date of grant and provided such non-employee director has served on the Board for at least six months on the date of grant. Prior to May 2000, but after Board approval of the 2000 amendment to the Director's Plan, Messrs. Wynne and Robertson joined the Board of Directors. As an inducement for Messrs. Wynne and Robertson to join the Board and to give them options substantially equivalent to those they would have received had they joined the Board after May 2000, the Board granted each of Messrs. Wynne and Robertson options to purchase 50,000 shares. Mr. Wynne's 50,000 share initial option, of which options to purchase 40,000 shares were granted out of the 1996 Stock Option Plan and options to purchase 10,000 shares were automatically granted out of the Directors Plan, is exercisable at $34.88 per share and Mr. Robertson's 50,000 share initial option, of which options to purchase 40,000 shares were granted out of the 1996 Stock Option Plan and options to purchase 10,000 shares were automatically granted out of the Directors Plan, is exercisable at $43.13 per share.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

                   REINCORPORATION OF THE COMPANY IN DELAWARE

     The Board has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware (the "Reincorporation Proposal" or the "Reincorporation"). The Board believes that the Reincorporation is in the best interest of the Company and its shareholders. Shareholders are urged to read carefully this section of the proxy statement, including the related appendices referenced below and attached to this Proxy Statement, before voting on the Reincorporation Proposal.

Reasons for the Proposed Incorporation

     As the Company plans for the future, the Board and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation upon which the Company's governance decisions can be based.

     For many years Delaware has followed a policy of encouraging corporations to incorporate in that state, and in furtherance of that policy, has been a leader in adopting and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Both the Delaware legislature and courts have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. As a result, many corporations have chosen Delaware initially as their state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to the Reincorporation proposed by the Company. The Company believes that shareholders would benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

     In addition, the increasing incidence of anti-corporate ballot initiatives and litigation directed against directors and officers of companies in California has greatly expanded the risks facing California corporations and their directors and officers in exercising their respective duties, and, as a result, the costs of doing business as a California corporation. It is the Company's desire to reduce the exposure of the Company and its directors and officers so that it may continue to attract and retain qualified directors and officers who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors and officers than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law.

Mechanics of Reincorporation

     Merger of the Company into Netro Delaware. The proposed Reincorporation would be accomplished by merging the Company into a newly formed wholly owned Delaware subsidiary, which is currently named Netro Delaware Corporation ("Netro Delaware" or the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), substantially in the form attached as Appendix B to this Proxy Statement. Pursuant to the Merger Agreement, each outstanding share of the Company's Common Stock, par value $0.001 per share, would be automatically converted into one share of Netro Delaware Common Stock, par value $0.001 per share, upon the effective date of the Merger. Following the merger, each stock certificate representing issued and outstanding shares of the Company's Common Stock would continue to represent the same number of shares of Common Stock of Netro Delaware. It would not be necessary for shareholders to exchange their existing stock certificates for stock certificates of Netro Delaware. Shares of the Company's Common Stock converted into shares of Netro Delaware's Common Stock would continue to trade on the Nasdaq National Market without interruption following the merger under the same symbol (NTRO) as the Company's shares are currently traded.

     Netro Delaware was incorporated in Delaware on March 9, 2001, specifically for purposes of the Reincorporation and has conducted no business and has no material assets or liabilities. Upon completion of the merger, Netro Delaware's name would become Netro Corporation.

     If approved by the shareholders it is anticipated that the Merger will become effective as soon as practicable following the Annual Meeting (the "Effective Time").

Certain Consequences of the Merger

     The Reincorporation Proposal would result only in a change in the legal domicile of the Company and certain other changes of a legal nature that are described in this Proxy Statement. The Proposed Reincorporation would not result in any change in the name, business, management, fiscal year, assets or liabilities or location of the principal facilities of the Company.

     Board of Directors. Following the Merger, the Board would continue to consist of the existing Class I directors and the Class II directors elected at the Annual Meeting and election of directors would continue to be staggered. However, as provided in Netro Delaware's certificate of incorporation, the Netro Delaware Board would be reclassified into three classes, each class consisting of two directors serving three-year terms, as compared to the Company's current two-class board. If the Reincorporation Proposal is approved, the Company's Board will be divided into the following classes:

              Class              Directors             Expiration of Term
              -----              ---------             ------------------
                             Thomas R. Baruch
                I             Irwin Federman                  2002

                             Sanford Robertson
                II            Robert J. Wynne                 2003

                             Gideon Ben-Efraim
               III           Richard M. Moley                 2004

     Shareholder Rights. Although the charters and bylaws of the Company and Netro Delaware are substantially similar, there are certain differences in these documents and under California law and Delaware law with respect to shareholder rights. See the section entitled "Comparison of Rights of Shareholders of the Company and Stockholders of the Delaware Company" for a discussion of the effects of these differences.

     Employee Benefits. All employee benefit, stock option and employee stock purchase plans of the Company would be assumed and continued by Netro Delaware, and each option or right issued pursuant to such plans would automatically be converted into an option or right to purchase the same number of shares of Netro Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions. Other employee benefit arrangements of the Company would also be continued by Netro Delaware upon the terms and subject to the conditions currently in effect.

     Number of Shares of Common Stock Outstanding. The number of outstanding shares of Common Stock of Netro Delaware immediately following the Reincorporation would equal the number of shares of Common Stock of the Company outstanding immediately prior to the Effective Time.

     U.S. Federal Income Tax Consequences. The Reincorporation is intended to be tax free to the Company and its shareholders under the Internal Revenue Code. Accordingly, it is expected that no gain or loss would be recognized by the holders of shares of the Company's Common Stock as a result of the Reincorporation, and no gain or loss would be recognized by the Company or Netro Delaware. Each former holder of shares of the Company's Common Stock would have the same tax basis in the Delaware Common Stock received by such holder pursuant to the Reincorporation as such holder has in the shares of the Company's Common Stock held by such holder at the Effective Time. Each stockholder's holding period with respect to Netro Delaware's Common Stock would include the period during which such holder held the shares of the Company's Common Stock, so long as the latter were held by such holder as a capital asset at the Effective Time. The Company has not obtained, and does not intend to obtain, a ruling from the Internal Revenue Service with respect to the tax consequences of the Reincorporation.

     The Company believes no gain or loss should be recognized by the holders of outstanding options to purchase shares of Common Stock so long as (i) such options (a) were originally issued in connection with the performance of services by the optionee and (b) lacked a readily ascertainable value (for example, were not actively traded on an established market) when originally granted and (ii) the options to purchase Netro Delaware's Common Stock into which the Company's outstanding options will be converted in the Reincorporation also lack a readily ascertainable value when issued. Notwithstanding the foregoing, optionees should consult their own tax advisors regarding the federal income tax consequences to them of the Reincorporation as well as any consequences under the laws of any other jurisdiction.

Accounting Consequences

     There will be no material accounting consequences for the Company resulting from the Reincorporation.

Anti-Takeover Measures

     The Board believes that a hostile takeover attempt may have a negative effect on the Company and its shareholders. Takeover attempts that have not been negotiated or approved by the board of a corporation can seriously disrupt the business and management of a corporation and generally present the risk of terms that are less favorable to all the shareholders than would be available in a negotiated, board-approved transaction. By contrast, board-approved transactions can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its stockholders, with due consideration to matters such as capturing the value from longer term strategies, the recognition or postponement of gain or loss for tax purposes and the management and business of the acquiring corporation.

     The Company's articles of incorporation and bylaws already include certain provisions available to the Company under California law to deter hostile takeover attempts and to help provide adequate opportunity for the Board to consider and respond to a takeover offer. These provisions include a classified board, elimination of cumulative voting, elimination of the ability of the shareholders to take action without a meeting and an advance notice requirement for shareholder proposals. These provisions are also included in the Delaware Company's certificate of incorporation and bylaws.

     The Delaware Company would also retain the rights currently available to the Company to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed Reincorporation, shares of authorized and unissued common stock and preferred stock of the Delaware Company could (within the limits imposed by applicable law) be issued, or preferred stock could be created and issued with terms, provisions and rights, to make more difficult, and therefore less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of Delaware Company.

     In addition, under the Delaware Company's bylaws the ability of stockholders to call a special meeting is limited to one or more stockholders holding 50% or more of the outstanding stock entitled to vote, as compared to the Company's bylaws which provides for the ability of one or more shareholders holding an aggregate of 10% of the votes entitled to be cast to call a special meeting, as required by California law. Stockholders of the Delaware Company also do not have the ability to make proposals with respect to a special meeting called by the board or the chairman of the board.

     In addition to specific anti-takeover measures, a number of differences between California and Delaware law, which are effective without action by the Delaware Company, could have a bearing on unapproved takeover attempts. Under
Section 203 of Delaware law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. See the section below entitled "Comparison of Rights of Shareholders of the Company and Stockholders of the Delaware Company - Antitakeover Provisions of Delaware Law." Although a Delaware corporation may, through its certificate of incorporation or bylaws, elect not to be governed by the statute, the Delaware Company's certificate of incorporation and bylaws do not contain such an election; consequently, the statue will apply to business combinations involving the Delaware Company.

     The Board recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. To the extent that the Reincorporation may provide greater deterrence to takeover offers and greater defenses against takeovers, the Reincorporation may have the effect of discouraging or defeating future takeover attempts which a substantial number or majority of the Delaware Company's stockholders might wish to accept and which might provide a substantial premium over market prices. However, the Board believes that the potential suddenness and disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less favorable to all of the stockholders than would be available in a board-approved transaction) are sufficiently great that, on balance, prudent steps to reduce the likelihood of such takeover attempts and to help ensure that the Board has adequate opportunity to fully consider and respond to any takeover attempt and actively negotiate its terms, are in the best interests of the Company and its shareholders. The Board also believes that any additional defenses and deterrence provided by the Reincorporation are incremental in light of the Company's existing takeover defenses.

Comparison of Rights of Shareholders of the Company and Stockholders of the Delaware Company

     Set forth on the following pages is a summary comparison of material differences between the rights of the shareholders of the Company under the Company's current articles of incorporation and bylaws and under California law (left column) and the rights of the stockholders under the Delaware Company's certificate of incorporation and bylaws and under Delaware law (right column). The Company's current articles and bylaws are on file with the SEC and are available from the Company upon request. Netro Delaware's certificate of incorporation and bylaws are attached to the Proxy Statement as Appendices C and D, respectively.

     The following discussion of certain similarities and material differences between the rights of the Company's shareholders and the rights of the Delaware Company's stockholders is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences. The discussion is qualified in its entirety by reference to the respective corporations laws of California and Delaware and the full text of the corporate charters and bylaws of each of the Company and the Delaware Company.

                      The Company                                                    The Delaware Company
                                                        AUTHORIZED CAPITAL

o    The authorized capital stock of the Company                 o    The authorized capital stock of the Delaware Company
     consists of:                                                     consists of:

     o  100,000,000 shares of common stock, par value $0.001          o  100,000,000 shares of common stock, par value $0.001
                                                                         per share

     o  5,000,000 shares of preferred stock, par value
        $0.001 per share                                              o  5,000,000 shares of preferred stock, par value
                                                                         $0.001 per share

                                                 AMENDMENT OF GOVERNING DOCUMENTS

o    The following is required to amend the Company's            o     The following is required to amend the Delaware Company's
     articles of incorporation:                                        certificate of incorporation:

     o  An authorization by the Company's board and the                o  An authorization of the Delaware Company's board,
        vote of a majority of the outstanding shares of                   followed by the vote of a majority of the outstanding
        of common stock is required for an amendment to                   shares of common stock, is required for an amendment to
        the Company's articles of incorporation.                          the Delaware Company's certificate of incorporation.

o    The Company's bylaws may be adopted, amended or             o     The Delaware Company's bylaws may be adopted, amended or
     repealed by:                                                      repealed by:

     o  a majority of the votes cast by shareholders                   o a majority of the votes cast by stockholders entitled to
        entitled to vote, or                                             vote, or

     o  a majority vote of the board of directors,                     o a majority vote of the board of directors.

subject to certain exceptions requiring the vote of a majority of the outstanding shares of common stock relating to fixing the number of directors.

                                                             DIRECTORS

                                                              Number

o    The number of directors must be no less than                o     The number of directors must be no less than three
     four and no more than seven, with the actual                      and no more than nine, with the actual number to be
     number set forth in the bylaws.                                   determined by the board of directors.

o    The current number of directors is seven.                   o     The current number of directors is six.

o    The indefinite number of directors may be                   o     The indefinite number of directors may be changed
     changed, or a definite number of directors may                    by either the board or the stockholders.
     be fixed without provision for an indefinite
     number,


                                                                13


     by an amendment to the articles of
     incorporation or a bylaw adopted by the vote of a majority of the outstanding shares of common stock.

o The Company's bylaws prohibit (1) an amendment reducing the fixed or minimum number of directors to a number less than six if the votes cast against such reduction are more than 16 2/3% of the outstanding shares entitled to vote and (2) prohibit an amendment changing the maximum number of directors to a number exceeding two times the minimum number of directors minus one.

o California law provides that the authorized number of directors on a board consisting of two classes shall be no less than six.

                                                          Classification

o    Under the Company's articles of incorporation,              o     Under the Delaware Company's certificate of
     the board of directors is divided into two                        incorporation, the board of directors is divided
     classes, each as nearly equal in number as                        into three classes, each as nearly equal in number
     possible, with one class being elected annually                   as possible, with one class being elected annually
     to a two-year term.                                               to a three-year term.

                                                            Nominations

        The bylaws of the Delaware Company impose the same requirements as the Company's bylaws as to a stockholder's nomination for director. The nomination shall include the following information:

     o  the name and address of the shareholder and the number of shares owned of record and beneficially by the shareholder,
     o  the written consent of the nominee to serve as director if elected, and
     o  all other information, including name, age, business experience and principal occupation, regarding the nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

o    Generally, a shareholder must make any nomination           o     Generally, a shareholder must make any nomination
     for a director in writing to the secretary of the                 for a director in writing to the secretary of the
     Company at least 20 and not more than 90 days prior               Delaware Company at least 90 days prior to the
     to (1) the date of the meeting in the case of a                   anniversary of the preceding year's annual meeting.
     special meeting, or (2) the anniversary of the
     preceding year's annual meeting, in the case of an
     annual meeting.

                                                              Removal

o    Under California law, any director serving on a             o     Under the Delaware Company's bylaws, any director
     staggered board may not be removed without                        may be removed for cause, and only for cause, with
     cause if the votes of the shareholders cast                       the approval of the holders of a majority of the
     against such removal would be sufficient to                       outstanding shares of the Delaware Company's common
     elect the director under cumulative voting,                       stock entitled to vote on the matter.
     without regard to whether shares may otherwise
     be voted cumulatively.

                                                             Vacancies

o    Pursuant to the Company's bylaws, a vacancy                 o     Under the Delaware Company's bylaws, a vacancy
     occurring on the Company's board, including a                     occurring on the Delaware Company's board, including
     vacancy resulting from an increase in the number of               a vacancy resulting from an increase in the number
     directors, may be filled by a vote of the majority                of directors, may be filled by a vote of the
     of the board of directors then in office, although                majority of the board of directors then in office,


                                                                14


     less than a quorum, or by a sole remaining                        although less than a quorum, or by a sole remaining
     director. However, to the extent a vacancy has                    director. A director chosen in this manner shall
     been created by the removal of a director by court                hold office until the next election of the class for
     order or the vote of the shareholders, such vacancy               which he or she shall have been chosen, or until his
     may be filled only by the majority of the votes                   or her successor shall be elected and qualified.
     cast by shareholders entitled to vote. A director
     chosen in this manner shall hold office until the
     next election of the class for which he or she
     shall have been chosen, or until his or her
     successor shall be elected and qualified.

                                                         Fiduciary Duties

        Directors of corporations incorporated or organized under California law and Delaware law have fiduciary obligations to the corporation and its shareholders. Pursuant to these fiduciary obligations, the directors must act in accordance with the so-called duties of loyalty and due care.

o    Under California law, the duty of loyalty                   o     Under Delaware law, the duty of loyalty may be
     requires directors to perform their duties in                     summarized as the duty to act in good faith, not
     good faith in a manner that the director                          out of self-interest and in a manner that the
     reasonably believes to be in the best interests                   directors reasonably believe to be in the best
     of the corporation and its shareholders.                          interests of the corporation.

o    The duty of care requires that the directors                o     The duty of care requires that the directors act in
     act with such care, including reasonable                          an informed and deliberative manner and to inform
     inquiry, as an ordinarily prudent person in a                     themselves, prior to making a business decision, of
     like position would use under similar                             all material information reasonably available to
     circumstances.                                                    them.

                                                                 o     Delaware law imposes an enhanced duty on a director
                                                                       responding to a takeover bid that involves or
                                                                       relates to a change or potential change of control
                                                                       of the corporation.  In these circumstances (and
                                                                       assuming no decision has been made to sell the
                                                                       corporation), a director will be required to show
                                                                       that he or she had reasonable grounds for
                                                                       believing that the bid posed a danger to corporate
                                                                       policy and effectiveness and that any board action
                                                                       taken in response was reasonable in relation to the
                                                                       danger posed.

                                                      Limitation on Liability

o    As permitted by California law, the Company's              o     As permitted by Delaware law, the Delaware Company's
     articles of incorporation contain a provision that                certificate of incorporation contains a provision
     eliminates the personal liability of directors to                 that eliminates the personal liability of directors
     the corporation or to its shareholders to the                     to the corporation or to its shareholders for
     fullest extent permissible under California law.                  damages for breaches of duty, to the fullest extent
     California law does not permit the elimination of                 permissible under Delaware law.  Delaware law
     monetary liability where such liability is based                  prohibits such elimination of personal liability
     on:                                                               where a director's acts or omissions:

     o  intentional misconduct or knowing and culpable                 o  were in breach of the director's duty of loyalty to
        violation of law,                                                 the Delaware Company or its stockholders,

     o  acts or omissions that a director believes to                  o  were not in good faith or involved intentional
        be contrary to the best interests of the                          misconduct or a knowing violation of the law,
        corporation or its shareholders or that involve
        the absence of good faith on the part of the                   o  resulted in a violation of a statute prohibiting
        director,                                                         certain dividend payments or stock purchases or
                                                                          redemptions, or


                                                                15


     o  receipt of an improper personal benefit,                       o  involved transactions from which the director
                                                                          derived an improper personal benefit.

     o acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders,

     o acts or omissions that constitute an unexcused pattern or inattention that amounts to an abdication of the director's duty to the corporation and its shareholders,

     o transactions between the corporation and a director who has a material financial interest in such transaction, and

     o liability for improper distributions, loans or guarantees.

                                                    Indemnification

o    The Company's bylaws require the                            o     The Delaware Company's certificate of incorporation
     indemnification of directors and officers to                      and bylaws provide that the corporation shall
     the maximum extent, and permit the                                indemnify its directors and officers for any
     indemnification of employees and agents to the                    liability incurred in their official capacity to
     extent, and in the manner permitted by                            the maximum extent permissible under Delaware law.
     California law against expenses, judgments,                       The certificate of incorporation and bylaws also
     fines, settlements and other amounts actually                     permit, but do not require, the Delaware company
     and reasonably incurred in connection with any                    to, by action of its board, provide indemnification
     proceeding arising by the fact of such person's                   to the employees and agents of the Delaware Company
     agency relationship with the Company.                             to the extent that the board shall determine
                                                                       appropriate and authorized by Delaware law.
o    The Company's bylaws provide, as permitted by
     California law, that expenses incurred by an                o     The Delaware Company's bylaws provide, as permitted
     officer, director, employee or agent in                           by Delaware law, that expenses incurred by an
     defending any civil or criminal proceeding                        individual entitled to indemnification in defending
     shall be paid by the corporation in advance of                    any civil or criminal proceeding shall be paid by
     the final disposition of the proceeding upon                      the corporation in advance of the final disposition
     receipt of an undertaking by or on behalf of                      of the proceeding upon receipt of an undertaking by
     the director or officer to repay the amount if                    or on behalf of such individual to repay the amount
     it shall ultimately be determined that he or                      if it shall ultimately be determined that he or she
     she is not entitled to be indemnified by the                      is not entitled to be indemnified by the
     corporation.                                                      corporation.  However, if a majority vote of
                                                                       disinterested directors or independent legal
o    The Company's bylaws prohibit indemnification                     counsel in a written opinion determines that the
     and advance of expenses made in circumstances                     facts demonstrate clearly and convincingly that the
     where it would be inconsistent with the                           person seeking advancement of expenses acted in bad
     articles of incorporation, the bylaws, a                          faith or in a  manner that such person did not
     resolution of the shareholders or an agreement                    believe to be in or not opposed to the best
     in effect at the time of the accrual of the                       interests of the Delaware Company, no advance shall
     alleged cause of action or that would be                          be made.  In addition, the Delaware Company is not
     inconsistent with any condition expressly                         required to advance expenses to any director or
     imposed by a court in approving a settlement.                     officer in connection with a proceeding initiated
                                                                       by such person unless such proceeding was
o    The indemnification and expense advancement                       authorized in advance by the board of directors.
     provisions under the Company's bylaws described
     above are not exclusive of other rights of                  o     Under Delaware law, a corporation may indemnify any
     indemnification and advancement that a director                   person made, or threatened to be made, a party to
     or officer may be granted by a corporation in                     any action or proceeding (other than shareholder


                                                                16


     its bylaws, or by a vote of shareholders or                       derivative suits) because he or she is or was a
     disinterested directors, or by an agreement or                    director, officer, employee or agent of the
     otherwise, but only to the extent such                            corporation or is or was serving at the request of
     additional rights to indemnification are                          the corporation as a director, officer, employee or
     authorized in the articles of incorporation.                      agent of another corporation or firm.  In order to
                                                                       be indemnified, Delaware law requires that the
o    The Company's bylaws authorize the purchase of                    director, officer, employee or agent:
     indemnity insurance for the benefit of its
     directors, officers, employees and agents                         o  must have acted in good faith and in a manner he or
     whether or not the Company would have the power                      she reasonably believed to be in and not opposed to
     to indemnify against the liability covered by                        the best interests of the corporation, and
     the policy.
                                                                       o  with respect to a criminal proceeding, he or she
                                                                          had no reasonable cause to believe that his or her
                                                                          conduct was unlawful.

                                                                       The Delaware Company's bylaws reflect these aspects
                                                                       of Delaware law as to the required indemnification of
                                                                       directors and officers.

                                                                 o     In the case of shareholder derivative suits,
                                                                       Delaware law provides that a corporation may also
                                                                       indemnify if the director, officer, employee or
                                                                       agent acted in good faith and in a manner the
                                                                       individual reasonably believed to be in and not
                                                                       opposed to the best interests of the corporation.
                                                                       Unless a court finds that an individual is fairly
                                                                       and reasonably entitled to indemnity, the
                                                                       corporation cannot indemnify in the case of
                                                                       shareholder derivative suits where there is any
                                                                       claim, issue or matter as to which the individual
                                                                       has been found liable to the corporation.  The
                                                                       Delaware Company's bylaws reflect these aspects of
                                                                       Delaware law as to the required indemnification of
                                                                       directors and officers and further provide that no
                                                                       indemnification shall be made with respect to
                                                                       actions to recover short-swing profits under
                                                                       Section 16(b) of the Securities Exchange Act of
                                                                       1934.

                                                                 o     Under the Delaware Company's bylaws, determination
                                                                       of the propriety of indemnification under the
                                                                       applicable standards may be made by a majority vote
                                                                       of the disinterested directors, by independent
                                                                       legal counsel in a written opinion or by the
                                                                       stockholders, unless otherwise determined by a
                                                                       court.

                                                                 o     A corporation must indemnify a director or officer
                                                                       who successfully defends himself or herself in a
                                                                       proceeding to which he or she was a party because
                                                                       of his or her position as a director or officer
                                                                       against expenses actually and reasonably incurred
                                                                       by the person.

                                                                 o     Under Delaware law, expenses incurred by an officer
                                                                       or director in defending any civil or criminal
                                                                       proceeding may be paid by the corporation in
                                                                       advance of the final disposition of the proceeding
                                                                       upon receipt of an undertaking by or on behalf of
                                                                       the director or officer to repay the amount if it
                                                                       shall ultimately be


                                                                17


                                                                       determined that he or she is not entitled to be indemnified by the corporation.

                                                                 o     The indemnification and expense advancement
                                                                       provisions under Delaware law and the Delaware
                                                                       Company's bylaws described above are not exclusive
                                                                       of other rights of indemnification and advancement
                                                                       that a director or officer may be granted by a
                                                                       corporation in its bylaws, or by a vote of the
                                                                       shareholders or disinterested directors, or by an
                                                                       agreement or otherwise.

                                                                 o     The Delaware Company's certificate of incorporation
                                                                       and bylaws authorize the purchase of indemnity
                                                                       insurance for the benefit of its directors,
                                                                       officers, employees and agents whether or not the
                                                                       Delaware Company would have the power to indemnify
                                                                       against the liability covered by the policy.

                                                Interested Transactions

o    Under California law, no contract or                        o    Under Delaware law, no contract or transaction that
     transaction that is:                                             is:

     o  between a corporation and one or more of its                  o  between a corporation and one or more of its
        directors or officers, or                                        directors or officers,

     o  between a corporation and another firm in which               o  between a corporation and another firm in which one
        one or more of the corporation's directors or                    or more of the corporation's directors or officers
        officers have a material financial interest                      are directors or officers, or

is void or voidable solely because such director or                   o  between a corporation and another firm in which one
other corporation or firm is a party or because the                      or more of the corporation's directors or officers
director or officer is present at or participates in the                 have a material financial interest
meeting of the board or committee that authorizes the
contract or transaction, if one or more of the following         is void or voidable solely because there is the
is true:                                                         relationship or interest, because the director or officer
                                                                 is present at or participates in the meeting of the board
     o  if the material facts of the transaction and             or committee that authorizes the contract or transaction or
        the director's interest are disclosed to or              because the director's or officer's vote was counted for
        known by the board of directors or a committee           this purpose, if one or more of the following is true:
        of the board, and the board or the committee
        authorizes or ratifies the transaction in good                o  if the material facts of the contract or
        faith by a vote sufficient without counting the                  transaction and the director's or officer's
        vote of any interested director (even though                     relationship or interest are disclosed to or known
        these directors are less than a quorum), and                     by the board of directors or a committee of the
        such contract or transaction is just and                         board, and the board or the committee authorizes
        reasonable as to the corporation at the time                     the contract or transaction by an affirmative vote
        the board approves or ratifies it,                               of the majority of the disinterested directors
                                                                         (even though these directors are less than a
     o  if the material facts of the transaction and                     quorum),
        the director's interest are disclosed to or
        known by the uninterested shareholders entitled               o  if the material facts of the contract or
        to vote on the matter and they specifically                      transaction and the director's or officer's
        approve in good faith the contract or                            relationship or interest are disclosed to or known
        transaction, or                                                  by the shareholders entitled to vote on the matter
                                                                         and they specifically approve in good faith the
     o  if the contract or transaction is fair to the                    contract or transaction, or
        corporation.
                                                                      o  if the contract or transaction is fair to the
o    A mere common directorship does not constitute                      corporation.
     a material financial interest within the


                                                                18


     meaning of California law. No contract or transaction between a corporation and another firm in which one or more of the corporation's directors are directors is void or voidable because such director is present at the meeting of the board or a committee which authorizes, approves or ratifies the contract or transaction if either (1) the material facts of the transaction and the director's other directorship are disclosed or known by the board of directors or a committee of the board, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of any common director (even though these directors are less than a quorum), or the contract or transaction is approved by the shareholders in good faith, or (2) the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified.

                                                           SHAREHOLDERS

                                                  Annual Meetings of Shareholders

o    The annual meeting of shareholders must be held             o     The annual meeting of shareholders must be held on
     on a date and at a place fixed by the Company's                   a date and at a place fixed by the Delaware
     board of directors or, if not designated, on the                  Company's board of directors.
     third Tuesday of May.

                                                 Special Meetings of Shareholders

o    Under California law and the Company's bylaws,              o     Pursuant to the Delaware Company's bylaws, a
     a special meeting of the shareholders may be                      majority of the Delaware Company's board of
     called by the board of directors, the chairman                    directors or the chairman of the board may call
     of the board, the president or the holders of                     special meetings of the shareholders for any
     shares in the aggregate entitled to cast not                      purpose, to be held at the place, on the date and
     less than 10% of the votes at the meeting. In                     at the time as the board determines. Stockholders
     the case of meetings called by shareholders, no                   do not have the ability to make any proposals
     business may be transacted at such special                        before a special meeting that is called by the
     meeting otherwise than as specified in the                        board or the chairman of the board. The Secretary
     notice of the meeting.                                            of the Delaware Company shall call a special
                                                                       meeting at the written request of the holders of a
                                                                       majority of the outstanding stock entitled to
                                                                       vote.  The request of the stockholders must state
                                                                       the purpose of the proposed meeting and no business
                                                                       shall be brought before the meeting by any
                                                                       stockholder other than stockholders calling the
                                                                       meeting.


                                                                19


                                        Shareholder Inspection Rights and Shareholder Lists

o    Under California law, any shareholder is entitled           o     Under Delaware law, any stockholder is entitled to
     to inspect and copy books and records, including                  inspect and copy books and records, including the
     the corporation's stock ledger and a list of its                  corporation's stock ledger and a list of its
     stockholders as long as the inspection is for a                   stockholders as long as the inspection is for a
     proper purpose and during the usual hours of                      proper purpose and during the usual hours of
     business.  In addition, California law provides                   business.
     shareholders holding an aggregate of 5% or more of
     the corporation's voting shares, or shareholders
     holding an aggregate of 1% or more of such shares
     who have contested the election of directors, an
     absolute right to inspect and copy the
     corporation's shareholder list.


                                                                21


                                                       Shareholder Proposals

         The bylaws of the Delaware Company impose the same requirements as the Company's bylaws as to a stockholder's proposal of business before a meeting.  The shareholder's written notice must include:

     o  the name and record address of the shareholder,

     o  the class and number of shares of stock owned beneficially by the shareholder,

     o  a brief description of the business to be discussed as well as the reasons why it should be discussed at the annual meeting, and

     o  disclosure of any material interest that the shareholder has in the subject matter of the proposal.

o    Under the Company's bylaws, a shareholder                   o     Under the Delaware Company's bylaws, a stockholder
     wishing to bring business before the annual                       of the Delaware Company wishing to bring business
     shareholders' meeting must provide written                        before the annual shareholders' meeting must
     notice to the corporation secretary at the                        provide written notice to the secretary at the
     principal executive offices of the                                principal executive offices of the Delaware
     corporation.  Generally, the notice must be                       Company.  Generally, the notice must be received no
     received between 20 and 90 days prior to the                      later than the 90th calendar day prior to the
     anniversary of the preceding year's annual                        anniversary of the preceding year's annual meeting.
     meeting.

                                                         Preemptive Rights

        In general, preemptive rights allow shareholders whose dividend rights or voting rights would be adversely affected by the issuance of new shares to purchase, on terms and conditions set by the board of directors, a proportion of the new issue so as to preserve their relative dividend or voting rights. As permitted by the laws of California and Delaware, neither the Company's nor the Delaware Company's charter grants stockholders preemptive rights.

                                                Shareholder Action Without Meeting

        Both California and Delaware law provide that, unless limited by the charter, stockholders can take any action that they could take at a meeting by written consent without a meeting. Under both the Company's and the Delaware Company's charters, any action taken by its stockholders must be taken at an annual or special meeting of stockholders. Under the Delaware
     Company's charter, the taking of any action by written consent is specifically denied.

                                                    Dividends and Distributions

o    Under California law, a corporation may not                 o     Subject to any restrictions contained in the
     make any distribution to its shareholders                         corporation's certificate of incorporation,
     unless either:  (i) the corporation's retained                    Delaware law generally provides that a corporation
     earnings immediately prior to the proposed                        may declare and pay dividends out of surplus
     distribution equal or exceed the amount of the                    (defined as the excess, if any, of total net assets
     proposed distribution; or (ii) immediately                        over capital) or, if no surplus exists, out of net
     after giving effect to such distribution, the                     profits for the fiscal year in which the dividend
     corporation's assets (exclusive of goodwill,                      is declared and/or the preceding fiscal year.  The
     capitalized research and development expenses                     Delaware Company's certificate is silent on this
     and deferred charges) would be at least equal                     issue.  In addition, Delaware law generally
     to 1 1/4 times its liabilities (not including                     provides that a corporation may redeem or
     deferred taxes, deferred income and other                         repurchase its shares only if the capital of the
     deferred credits), and the corporation's                          corporation is not impaired and such redemption or
     current assets would be at least equal to its                     repurchase would not impair the capital of the
     current liabilities (or 1 1/4 times its current                   corporation.
     liabilities if the average pre-tax and
     pre-interest expense earnings for the preceding             o     Under Delaware law, however, the directors of a
     two fiscal years were less than the average                       corporation may not pay any dividends out of net
     interest expense for such years).  Such tests                     profits if the capital of the corporation has been
     are applied to California corporations on a                       diminished by depreciation in the value of its
     consolidated basis.                                               property, or by losses, or otherwise, to an amount
                                                                       less than the aggregate amount of capital
                                                                       represented by the issued and outstanding stock of
                                                                       all classes having a preference upon the
                                                                       distribution of assets.  Capital is determined by
                                                                       the board of directors and shall not be


                                                                21

                                                                       less than the aggregate par value of the outstanding
                                                                       capital stock of the corporation having par value.

                                                  Appraisal or Dissenters' Rights

        Depending on the circumstances, shareholders of a corporation that is proposing to merge or consolidate with another firm are sometimes entitled to appraisal or dissenters' rights in connection with the proposed transaction. Most commonly, these rights confer on shareholders opposed to the merger or consolidation the right to receive the fair value for their shares as determined in a judicial appraisal proceeding, in lieu of the consideration offered in the merger.

o    Shareholders of a California corporation whose              o     Under Delaware law, appraisal or dissenters' rights
     shares are listed on a national securities                        may be available in connection with a statutory
     exchange generally do not have such appraisal                     merger or consolidation in certain specific
     rights unless the holders of at least 5% of the                   situations.   These rights are not available to a
     class of outstanding shares claim the right or                    corporation's shareholders when the corporation is
     the corporation or any law restricts the                          to be the surviving corporation and no vote of its
     transfer of such shares.  Appraisal rights are                    shareholders is required to approve the merger.
     also unavailable if the shareholders of a
     corporation or the corporation itself, or both,             o     In addition, unless otherwise provided in the
     immediately prior to the reorganization will                      certificate of incorporation, no appraisal rights
     own immediately after the reorganization equity                   are available under Delaware law to holders of
     securities constituting more than five-sixths                     shares of any class of stock that is either:
     of the voting power of the surviving or
     acquiring corporation or its parent entity.                       o  listed on a national securities exchange or
     California law generally affords appraisal                           designated as a national market system security on
     rights in sale of asset reorganizations.                             an interdealer quotation system by the National
                                                                          Association of Securities Dealers, Inc., or

                                                                       o  held of record by more than 2,000 shareholders

                                                                 o     unless these shareholders are required by the terms
                                                                       of the merger to accept anything other than:

                                                                       o  shares of the surviving corporation,

                                                                       o  shares of another corporation that, as of the
                                                                          effective date of the merger or consolidation, are
                                                                          of the kind described in the two preceding bullet
                                                                          points,

                                                                       o  cash instead of fractional shares, or

                                                                       o  any combination of the above three categories of
                                                                          merger consideration.

                                                                 o     Appraisal rights are not available under Delaware
                                                                       law in the event of the sale of all or
                                                                       substantially all of a corporation's assets or the
                                                                       adoption of an amendment to its certificate of
                                                                       incorporation, unless the certificate grants these
                                                                       rights. The Delaware Company's certificate does not
                                                                       grant appraisal rights.

                                         Approval of, and Special Rights with Respect to,
                                         Mergers or Consolidations and Other Transactions

o    California law requires that the principal                  o     Under Delaware law, unless otherwise provided in
     terms of a merger be approved by the                              the certificate of incorporation, a sale or other
     affirmative vote of a majority of the                             disposition of all or substantially all of the
     outstanding shares of each class entitled to                      corporation's assets, a merger or consolidation of
     vote thereon, except that, unless required by                     the corporation with another corporation requires
     its articles of incorporation, no authorizing                     the affirmative vote of a majority of the board of
     shareholder vote is required of a corporation                     directors (except in certain limited circumstances)
     surviving a merger if the shareholders of such                    and, with certain exceptions, the affirmative vote
     corporation shall own, immediately after the                      of a majority of the outstanding shares entitled to


                                                                22


     merger, more than five-sixths of the voting                       vote on the matter.  The Delaware Company's
     power of the surviving corporation.  California                   certificate of incorporation does not contain
     law further requires the affirmative vote of a                    voting requirements for extraordinary corporate
     majority of the outstanding shares entitled to                    transactions in addition to or different from the
     vote thereon if (1) the surviving corporation's                   approvals mandated by law.
     articles of incorporation will be amended and
     would otherwise require shareholder approval or             o     Furthermore, under Delaware law, unless otherwise
     (2) shareholders of such corporation will                         provided in the corporation's certificate of
     receive shares of the surviving corporation                       incorporation, approval of the stockholders of a
     having different rights, preferences,                             surviving corporation in a merger is not required
     privileges or restrictions (including shares in                   if:
     a foreign corporation) than the shares
     surrendered.  Shareholder approval is not                         o  the plan of merger does not amend in any respect
     required under California law for mergers or                         the certificate of incorporation of the surviving
     consolidations in which a parent corporation                         corporation,
     merges or consolidates with a subsidiary of
     which it owns at least 90% of the outstanding                     o  the shares outstanding immediately before the
     shares of each class of stock.                                       effectiveness of the merger are not changed by the
                                                                          merger, and

                                                                 either no shares of common stock of the surviving
                                                                 corporation and no shares, securities or obligations
                                                                 convertible into this stock are to be issued or delivered
                                                                 under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving
                                                                 corporation to be issued or delivered under the plan of
                                                                 merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or
                                                                 delivered under the plan do not exceed 20% of the shares of common stock of the surviving corporation outstanding
                                                                 immediately prior to the merger.  The Delaware Company's
                                                                 certificate of incorporation does not provide otherwise.


                                             ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW

o    Under Delaware law, no Delaware corporation shall engage in a "business combination" with an "interested stockholder"
     for a period of three years following the date that the stockholder became an interested stockholder. "Business combination"
     includes a merger, consolidation, asset sale or other transaction resulting in financial benefit to the interested stockholder. "Interested stockholder" is a person who, together with affiliates and associates, owns, or within three years, did own 15% or more of the corporation's voting stock. This prohibition does not apply if:

     o  prior to the time that the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction resulting in the stockholder's becoming an interested stockholder,

     o  upon consummation of the transaction resulting in the stockholder's becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding voting stock owned by directors who are also officers and certain employee stock plans, or

     o  at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

o    A Delaware corporation may elect not to be governed by these restrictions. The Delaware Company has not so elected.

o    There is no analogous anti-takeover legislation under California law.


                                                                23


                                         STATE LAWS GOVERNING DISSOLUTION AND LIQUIDATION

                                                       Voluntary Dissolution

o    Under California law, shareholders holding                  o     Under Delaware law, unless the board of
     50% or more of the total voting power may                         directors approves the proposal to
     authorize a corporation's dissolution, with                       dissolve, the dissolution must be
     or without the approval of the corporation's                      unanimously approved by all the
     board of directors, and this right may not                        stockholders entitled to vote thereon.
     be modified by the articles of                                    Only if the dissolution is initially
     incorporation.  In addition, 50% or more of                       approved by the board of directors may the
     the directors in office, a shareholder or                         dissolution be approved by a simple
     shareholders who hold shares representing                         majority of the outstanding shares of the
     not less than 33 1/3% of the total                                corporation's stock entitled to vote,
     outstanding shares or the outstanding common                      unless the certificate of incorporation of
     shares or any other person expressly                              the corporation require a greater vote.
     authorized to do so in the articles may file                      The Delaware Company's certificate of
     in the superior court of the proper county a                      incorporation does not modify Delaware law
     verified complaint for involuntary                                requirements for dissolution.
     dissolution on any one or more of the
     grounds specified in the statute.

                                                        Liquidation Rights

o    In the event of the liquidation, dissolution                o     In the event of the liquidation,
     or winding-up of the affairs of the Company,                      dissolution or winding-up of the affairs
     the board shall, after determining that all                       of the Delaware Company, holders of
     known debts and liabilities have been paid                        outstanding common stock are entitled to
     or adequately provided for, distribute all                        share, ratably and equally with all other
     remaining corporate assets among the                              common stockholders, in the Delaware
     shareholders according to their respective                        Company's assets and funds remaining after
     rights and preferences.                                           payment, or provision for payment, of all
                                                                       debts and other liabilities of the
                                                                       Delaware Company.

Required Vote

     Approval by shareholders of the Reincorporation Proposal, which also constitutes approval of (1) the Merger Agreement, the certificate of incorporation and the bylaws of Netro Delaware and all provisions thereof, (2) the assumption by Netro Delaware of the Company's employee benefit, stock option and employee stock purchase plans and (3) the election of the Board of Directors in Classes I, II and III as described above, will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote. As a result, abstentions and broker non-votes will have the effect of votes against the Reincorporation Proposal. Shareholders of the Company have no appraisal rights with respect to the Merger.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE APPROVAL OF THE
REINCORPORATION. DUE TO THE POTENTIALLY GREATER INDEMNIFICATION AND OTHER PROTECTIONS AFFORDED TO DIRECTORS UNDER DELAWARE LAW, THE MEMBERS OF THE BOARD MAY HAVE INTERESTS IN THE REINCORPORATION THAT ARE DIFFERENT FROM, OR IN ADDITION TO, THEIR INTERESTS AS THE COMPANY'S SHAREHOLDERS GENERALLY.

                                 PROPOSAL NO. 3

                    AMENDMENTS TO THE 1996 STOCK OPTION PLAN

     The Board of Directors recommends approval by the shareholders of the amendment to the Netro Corporation 1996 Stock Option Plan (the "Plan" or the "1996 Plan") to increase the number of authorized shares thereunder by 1,500,000 shares and to increase the automatic annual increase in shares added to the Plan to the least of 1,500,000 shares, 3% of our outstanding common stock on the last day of the immediately preceding fiscal year or a number of shares determined by the administrator of the Plan.

     The Plan was adopted by the Board in December 1996 and approved by our shareholders in January 1997. The plan was intended to serve as the successor equity incentive plan to our 1995 stock option plan, and after the adoption of the 1996 plan, no further awards were granted under the 1995 plan. The 1996 stock option plan was amended by the Board in April 1999 and June 1999. These amendments were approved by our shareholders on August 6, 1999. Prior to the amendments which are the subject of this Proposal No. 3 and subject to adjustment as described below, the number of shares reserved for issuance under the 1996 stock option plan is 7,117,045, plus an automatic annual increase on the first day of 2001 through 2005 equal to the least of:

     -    750,000 shares;

     - 3% of our outstanding common stock on the last day of the immediately preceding fiscal year; or

     -    a number of shares determined by the administrator.

     Additionally, as shares become available for grant under the 1995 stock option plan as a result of forfeiture of awards or otherwise, they will be automatically transferred to the 1996 plan.

     As of March 31, 2001, under the 1996 plan:

     -    a total of 7,117,045 shares had been reserved for issuance;

     - 4,771,535 shares had been issued upon exercise of outstanding options, net of repurchases; and

     -    143,891 shares remained available for future grant.

     Additionally, the Company has issued options under the following additional stock option plans: the 1995 Stock Option Plan, the 1997 Directors' Stock Option Plan, the 1999 Executive Stock Plan and the 2000 Non-Executive Option Plan. As of March 31, 2001, under all of the Company's stock option plans (including the 1996 plan):

     -    a total of 12,112,045 shares had been reserved for issuance;

     - 8,518,426 shares had been issued upon exercise of outstanding options, net of repurchases; and

     -    1,318,646 shares remain available for future grant.

     Of the options outstanding as of April 2, 2001, a total of 5,972,548 shares are subject to options with an exercise price that exceeded the fair market value of the common stock on that date. In March 2001, the Board approved an exchange offer to allow employees to enter into an agreement whereby the employees agree that options priced at or above $34.00 per share would be terminated, and the Company agrees that new options will be granted to employees in October 2001, after the Company's earnings for the three months ending September 30, 2001, have been announced. The new options will have an exercise price equal to the fair value of the Company's common stock on the date of the new grant, provided that the participant has not terminated employment prior to such time. In addition to acquiring shares through the exercise of stock options, employees may purchase shares of the Company's stock under the 1999 Employee Stock Purchase Plan, under which 615,847 shares remained available for purchase as of March 31, 2001.

     In January 2001, the Board approved an amendment to the Plan, subject to approval of the shareholders, to increase by 1,500,000 the number of shares of Common Stock of the Company authorized for issuance under the Plan. In April 2001, the Board also approved, subject to shareholder approval, amending the Plan to increase the automatic annual increase in shares added to the Plan to the least of 1,500,000 shares, 3% of our outstanding common stock on the last day of the immediately preceding fiscal year or a number of shares determined by the administrator of the Plan. The Board adopted these amendments to ensure that the Company can continue to incentivize eligible employees and consultants with the grant of stock options under the Plan.

     The following is a brief description of the material features of the Plan.

     Types of Awards and Eligibility. The Plan provides for the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code, to employees and the grant of nonstatutory stock options to employees and consultants.

     Purpose. The purposes of the Plan are:

     -    to attract and retain the best available personnel;

     -    to provide additional incentives to our employees and consultants;
          and

     -    to promote the success of our business.

     Administration. The compensation committee currently administers the Plan. The administrator of the Plan determines numbers of shares subject to options, vesting schedules and exercise prices for options granted under the Plan, provided, however, an individual employee may not receive option grants for more than 1,000,000 shares in any fiscal year.

     Terms of Options. The exercise price of incentive stock options must be at least equal to 100% of the fair market value of our common stock on the date of grant, and at least equal to 110% of the fair market value in the case of incentive stock options granted to an employee who holds, at the time the option is granted, more than 10% of the total voting power of all classes of our stock or any parent's or subsidiary's stock. Nonstatutory stock options will have an exercise price of at least of 85% of the fair market value in the case of employees and consultants and 100% in the case of executives. Payment of the exercise price may be made in cash or other form of consideration approved by the administrator. The administrator determines the term of options, which may not exceed ten years, or five years in the case of an incentive stock option granted to an employee who holds, at the time the option is granted, more than 10% of the total voting power of all classes of our stock or any parent's or subsidiary's stock. No option may be transferred by the optionee other than by will or the laws of descent or distribution, provided, however, that the administrator may in its discretion provide for the transferability of nonstatutory stock options. The administrator determines when options become exercisable. Options granted under the 1996 stock option plan generally become exercisable at the rate of 1/4th of the total number of shares subject to the options twelve months after the date of grant, and 1/48th of the total number of shares subject to the options each month thereafter. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value in excess of $100,000 as of the date the options were granted, the excess options will be treated as nonstatutory stock options.

     Consequences of Termination of Employment. Generally, in the event of termination of an optionee's status as an employee or consultant with the Company, such optionee may, within the earlier of three (3) months or the expiration date of the option, exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such termination. If the optionee was not entitled to exercise the option at the date of such termination or does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

     In the event of termination of an optionee's status as an employee or consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), optionee may, within the earlier of twelve (12) months from the date of such termination or the expiration date of the option, exercise the option to the extent otherwise entitled to exercise it at the date of such termination. If the optionee was not entitled to exercise the option at the date of termination or does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

     In the event of termination of an optionee's status as an employee or consultant as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), optionee may, within the earlier of six (6) months from the date of such termination and the expiration of the option, exercise the option to the extent otherwise entitled to exercise it at the date of such termination. If the optionee was not entitled to exercise the option at the date of termination or optionee does not exercise such option to the extent so entitled within six months (6) from the date of termination, the option shall terminate.

     In the event of the death of an optionee during the period of status as an employee or consultant since the date of grant of the option, or within thirty
(30) days following termination of optionee's status as an employee or consultant, the Option may be exercised, within the earlier of six (6) months following the date of death and the expiration of the option, by optionee's estate or by a person who acquired the right to exercise that had accrued at the date of death or, if earlier, the date of termination of optionee's status as an employee or consultant. If the optionee was not entitled to exercise the option at the date of death or termination, as the case may be or does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

     Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of common stock covered by each outstanding option, and the number of shares of common stock that have been authorized for issuance under the Plan but as to which no options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an option, as well as the price per share of common stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the company; provided, however, that conversion of any convertible securities of the company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option.

     Change of Control. In the event of a change of control of Netro, outstanding options will be assumed or substituted by the successor corporation. If the successor corporation does not agree to this assumption or substitution, the options will terminate upon the closing of the transaction.

     Amendment and Termination. The board of directors may amend, modify or terminate the 1996 stock option plan if any amendment, modification or termination does not impair vesting rights of plan participants. Additionally, shareholder approval is required for an amendment to the extent required by applicable law, regulations or rules. Unless earlier terminated by the board, the plan will terminate in December 2006.

     Federal Income Tax Implications of the Plan. The following is a brief description of the federal income tax consequences generally arising with respect to options under the Plan.

     The grant of an option will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise.

     Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

Required Vote

     The affirmative vote of the holders of a majority of the Common Stock represented and voting at the Annual Meeting is required for the approval of the amendment to the 1996 Stock Option Plan. Abstentions and broker non-votes will be counted for purposes of establishing a quorum but will not affect the outcome of the vote.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE APPROVAL OF THE AMENDMENT OF THE 1996 STOCK OPTION PLAN.

                                 PROPOSAL NO. 4

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as the Company's independent auditors since 1998 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

     During 2000, Arthur Andersen LLP acted as the independent auditors for the Company performing work related to auditing the annual financial statements for 2000 and reviewing the financial statements included in the Company's Forms 10-Q and also rendered other services, including services related to the Company's follow-on offering in March 2000, tax-related services and consulting services. The following table sets forth the aggregate fees billed or expected to be billed by Arthur Andersen LLP for audit services rendered in connection with the financial statements and reports for 2000 and for other services rendered to the Company during 2000, as well as all "out-of-pocket" costs incurred in connection with these services, which have been or will be billed to the Company:

     Audit Fees ...................................      $ 160,500

     Financial Information Systems
       Design and Implementation Fees .............      $       0

     All Other Fees:
       Fees Related to Follow-on Offering .........      $ 130,000
       Tax Services ...............................         52,400
       Consulting Services ........................         15,493
                                                         ---------
         Total Other Fees .........................      $ 197,893
                                                         ---------
           Grand Total.............................      $ 358,393
                                                         =========

    Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the meeting.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

Required Vote

    The affirmative vote of the holders of a majority of the Common Stock represented and voting at the Annual Meeting is required for the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

                                   MANAGEMENT

     Our executive officers and other key employees and their ages as of March 31, 2001, are as follows:

            Name                     Age                                 Position
            ----                     ---                                 --------
Gideon Ben-Efraim..................  58     President, Chief Executive Officer and Chairman of the Board
Matthew Powell.....................  46     Executive Vice President
Sanjay Khare.......................  33     Vice President and Chief Financial Officer
Shlomo Yariv.......................  53     President, Bungee Communications, Ltd.
John Perry.........................  53     Chief Technology Officer and Vice President, Engineering
Opinder Bawa.......................  37     Vice President and Chief Information Officer
Robert Benattar....................  41     Vice President, European and African Sales
Peter Carson.......................  53     Vice President, Worldwide Sales
Richard Carter.....................  57     Vice President, Quality
David A. Cassens...................  43     Vice President, Radio Engineering
Lisa Evins.........................  41     Vice President, Finance
Stuart M. Feeney...................  36     Vice President and Chief Scientist
James F. Hannigan..................  56     Vice President, Software Engineering
Kin Lai............................  51     Vice President, Asia Pacific Sales
Zohar Lotan........................  53     Vice President, Technical Support
Francis Ngai.......................  49     Vice President, Customer Advocacy
Man Wong...........................  48     Vice President, Operations

     Gideon Ben-Efraim has served as our President, Chief Executive Officer and a director since founding Netro in November 1994. From November 1994 to March 1998, Mr. Ben-Efraim was also Chairman of the Board of Directors and he was re-appointed as Chairman in April 2000. Prior to joining Netro, Mr. Ben-Efraim was a founder of and Executive Vice President, Engineering and Business Development at P-Com Inc., a digital microwave radio company, from June 1991 to November 1994. Mr. Ben-Efraim received a B.S. in Industrial Engineering and Management from Tel Aviv University.

     Matthew Powell has served as our Executive Vice President since November 2000, prior to which time he served as our Senior Vice President, Worldwide Sales since March 1998. Prior to joining Netro, Mr. Powell served as Director of Marketing at Cisco Systems, a networking company, from February 1997 to March 1998 and in various sales management positions at StrataCom, a networking company, from 1986 to February 1997, prior to the acquisition of StrataCom by Cisco Systems. Mr. Powell received a B.A. from Tulane University and an M.B.A. from The Wharton School, University of Pennsylvania.

     Sanjay Khare has served as our Vice President and Chief Financial Officer since November 2000, prior to which time he served as our Vice President, Business Development since May 2000. Prior to joining Netro, Mr. Khare was a corporate attorney from October 1995 to May 2000 with Venture Law Group, a law firm. Prior to practicing law, Mr. Khare was a management consultant with Monitor Company, a strategy consulting firm in Cambridge, Massachusetts. Mr. Khare received an M.B.A. and a J.D. from Stanford University, and a B.A. in Economics and Statistics from the University of Chicago.

     Shlomo Yariv has served as President of our subsidiary, Bungee Communications, Ltd. since July 2000. Prior to joining Bungee, he was President and CEO of Innowave Wireless Systems, Ltd., a wireless local loop company, from October 1996 to July 2000. From October 1995 to October 1996, he was Assistant to the Development Division General Manager at Motorola Communications Israel, a land mobile radios development company, and from October 1994 to October 1995 he as a Division General Manager for Tadiran Communications, Ltd., a military communications equipment company. Mr. Yariv received a B.Sc. in Electrical Engineering from Technion-Haifa (Israel) and an M.Sc. in Electrical Engineering from Columbia University.

     John Perry has served as our Chief Technology Officer and Vice President, Engineering since joining Netro in September 1998. Prior to joining Netro, Mr. Perry served as Vice President, Engineering at Diva Communications Inc., a wireless local loop company, from January 1996 to September 1998, and Vice President, Engineering at Ericsson Raynet, a telecommunications equipment company, from October 1993 to December 1995. Mr. Perry received a Bachelor's degree in Electrical Engineering and Device Electronics from the University of Hertfordshire, England.

     Opinder Bawa has served as Vice President and Chief Information Officer since September 2000. Prior to joining Netro, Mr. Bawa served as Sr. Director of Professional Services at Acta Technology, a software development company, from August 1998 to September 2000, and as Director of IT at 3Com Corporation, a networking equipment company, from March 1996 to August 1998. Prior to his position at 3Com Corporation, Mr. Bawa served in various management and technical positions at Citibank, Pertech, Metaphor, IBM and Toshiba. Mr. Bawa received a B.Cs. in Computer Science from the City University of New York and an M.B.A. from the University of Phoenix. Mr. Bawa also serves on advisory boards of emerging business solution technology companies including eTrons and Imparto.

     Robert Benattar has served as our Vice President, European and African Sales since October 1999. Prior to that position, Mr. Benattar was our Director of Southern European Sales, where he was responsible for developing Netro's business in Spain, Portugal and Italy from May 1998 to October 1999. Prior to joining Netro, Mr. Benattar was General Manager at Synoptics, Inc. from January 1991 to May 1994, Sales Director/Director Northern Europe at StrataCom from June 1994 to September 1996, and Director, Southern Europe at Xylan Corporation, a networking equipment company, from October 1996 to April 1998. Mr. Benattar received a B.A.C., I.F.O.P., and D.E.S.E. from the University of Paris.

     Peter Carson has served as our Vice President, Worldwide Sales since November 2000, prior to which time he served as our Vice President, Americas Sales since January 2000. From April 1993 to November 1999, Mr. Carson was Vice President-General Manager of the worldwide Transportation Electronics Division at Raychem Corporation, a diversified manufacturing company. Prior to that, he was in charge of Raychem's Interconnect Division from April 1989 to March 1993. Mr. Carson received a B.S. from Vanderbilt University in Materials Engineering and an M.B.A. from Harvard University.

     Richard Carter has served as our Vice President, Quality since September 2000. Prior to joining Netro, Mr. Carter was the Director of Quality at Read-Rite Corp., a disk drive component company, from October 1995 to August 2000. Mr. Carter received a B.A. in Economics from the University of California at Santa Barbara.

     David A. Cassens has served as our Vice President, Radio Engineering since December 1999. Prior to becoming Vice President, Mr. Cassens served as our Director of Radio Products from February 1998. Prior to joining Netro, Mr. Cassens served in various positions at P-Com from April 1992 to December 1997, including as Vice President of Engineering. Mr. Cassens received a B.S. in Physics from Eastern Oregon State College, a B.S. in Electrical Engineering from Oregon State University, and an M.Sc. in Electrical Engineering from Stanford University.

     Lisa Evins has served as our Vice President, Finance since November 2000, and prior to that time as our Controller since April 1998. From September 1997 to April 1998, Ms. Evins was Corporate Controller and Chief Accounting Officer for Wireless Logic, Inc., a fabless semiconductor company. From September 1996 to September 1997, she was Controller of SAP Labs, Inc., a software research and development facility. From March 1996 to September 1996, she was Assistant Controller for Kenetech Corporation, a company providing products and services to the electric power industry. From 1989 to 1995, she was Controller, Japanese Subsidiary, Corporate Accounting Manager for Learning Tree International, Inc., an information technology company. Ms. Evins is a Certified Public Accountant and received a B.S. in Business Administration--Finance in 1982 from Florida State University.

     Stuart M. Feeney has served in radio engineering positions of increasing responsibility since joining Netro in May 1995, and has served as our Vice President and Chief Scientist since December 1999. Prior to joining Netro, Mr. Feeney served as Director of System Engineering at P-Com from June 1992 to May 1995. Mr. Feeney received a Bachelor's degree in Applied Physics from the University of Salford, England, and a general business education from the University of Manchester Institute of Science and Technology.

     James F. Hannigan has served as our Vice President, Software Engineering since joining Netro in June 1999. Prior to joining Netro, Mr. Hannigan served as Vice President, Software at Cisco Systems from May 1998 to May 1999. From March 1982 to June 1997, he was at Tandem Computer, a mainframe computer company, in various engineering positions, including as Vice President, Software Development for the non-stop software division. From June 1997 to May 1998, Mr. Hannigan was not actively engaged in business. Mr. Hannigan received a B.Sc. in

Mathematics from California Polytechnic University in San Luis Obispo.

     Kin Lai has served as our Vice President, Asia Pacific Sales since June 2000. Prior to joining Netro, Mr. Lai was Managing Director, Southern Asia Pacific at SDRC Singapore PL, a design automation systems company, from October 1998 to June 2000. From April 1997 to June 1998, he was the Managing Director, Asia Pacific at Cabletron Singapore PL, a networking company. From June 1994 to February 1997, Mr. Lai was the Vice President, Sales and Marketing, Pacific Rim at Delco Electronics Asia Pacific PL, an automotive electronics company. Mr. Lai received a B.Eng. from McGill University, Montreal, Canada.

     Zohar Lotan has served as our Vice President, Technical Support since July 1999. Mr. Lotan joined Netro in April 1995 as Director of Engineering and acting Vice President, Engineering. In May 1996, he joined the marketing team as Senior Director for Program Management and became Vice President, Customer Service in September 1998 and Vice President, Technical Support in July 1999. Prior to joining Netro, Mr. Lotan managed a software design team at Nortel, a telecommunications equipment manufacturer, from August 1988 to April 1995, developing wireless and ISDN communications. Mr. Lotan received a B.Sc. degree in Electrical Engineering from the Technion, Israel Institute of Technology and an M.Sc. degree in Engineering Economic Systems from Stanford University.

     Francis Ngai has served as our Vice President, Customer Advocacy since joining Netro in July 1999. Prior to joining Netro, Mr. Ngai was Director of Customer Support at Heuristic Physics Laboratory, a provider of yield optimization software and services, from October 1998 to June 1999. From September 1995 to September 1998, he was the Director of Customer Satisfaction at GaSonics International, a semiconductor equipment manufacturer. From October 1989 to August 1995, Mr. Ngai was a Manager of Service Business for IBM, a computer company. Mr. Ngai received a B.Sc. from the University of South Carolina and an M.Sc. in Electrical Engineering from Stanford University.

     Man Wong has served as our Vice President, Operations since joining Netro in May 1999. Prior to joining Netro, Mr. Wong was Director of Operations at GaSonics International Corporation, a microwave plasma semiconductor manufacturing company, from March 1996 to May 1999. From October 1993 to March 1996, Mr. Wong was the Manufacturing Engineering and Advanced Development Manager at Litton Electron Devices Division, a high power microwave devices design and manufacturing company. Mr. Wong received a B.S. in Physics from The Chinese University, Hong Kong, an M.B.A. from Golden Gate University, and an M.Sc. and Ph.D. in Physics from the University of Waterloo (Canada).

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of February 15, 2001, by:

     o each person who is known by us to own beneficially more than 5% of our Common Stock;

     o    each of our directors;

     o the Company's Chief Executive Officer and next four highest compensated executive officers (the "named executive officers"); and

     o    all directors and executive officers as a group.

     Percentage of beneficial ownership is based on 51,980,671 shares of Common Stock outstanding as of February 15, 2001, together with options that are exercisable within 60 days of February 15, 2001 for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC.

                                                       Shares Beneficially Owned
                                                       -------------------------
     Name and Address of Beneficial Owner                Number          Percent
     ------------------------------------              ---------         -------
          Global Telecom LLC(1)                        8,375,000          16.1%
          FMR Corp.(2)                                 4,291,500           8.3
          Massachusetts Financial Services Company(3)  3,700,539           7.1
          Gideon Ben-Efraim(4)                         3,474,772           6.6
          Richard M. Moley(5)                            105,625           *
          Thomas R. Baruch(6)                            200,000           *
          Irwin Federman(7)                              909,584           1.7
          John L. Walecka(8)                              67,745           *
          Robert J. Wynne(9)                              14,166           *
          Sanford Robertson                              100,000           *
          Matthew Powell(10)                             352,713           *
          John Perry(11)                                 228,312           *
          Stuart Feeney(12)                              315,095           *
          Man Wong(13)                                    64,166           *
          All directors and executive officers
            as a group (23 persons)(14)                6,348,020          11.86
---------
* Indicates less than 1%.

     (1) The information in this footnote is based on an amended Schedule 13G filed on February 14, 2001, by Global Telecom LLC ("Telecom"). Represents 8,375,000 shares held by Telecom. Carso Global Telecom, S.A. de C.V. ("CGT"), as the sole member of Telecom, is deemed to beneficially own indirectly the 8,375,000 shares. Members of the family of Carlos Slim Helu directly and indirectly own a majority of the issued and outstanding voting securities of CGT and are also deemed to beneficially own individually the 8,375,000 shares. Telecom, CGT and the Slim family share voting and investment power with respect to the shares held by these entities. The address for Telecom is 1000 Louisiana Street, Suite 565, Houston, Texas 77002.

     (2) The information in this footnote is based on an amended Schedule 13G filed on February 14, 2001, by FMR Corp. ("FMR"). FMR is a parent holding company and its subsidiary, Fidelity Management & Research Company ("Fidelity"), which is an investment adviser registered under the Investment Advisers Act of 1940 (the "40 Act"), is deemed to be the beneficial owner of the 4,291,500 shares as a result of acting as investment adviser to various investment companies registered under the 40 Act. The ownership of one such investment company amounted to 3,421,00 shares of the 4,291,500 shares beneficially owned by FMR. Each of Mr. Edward C. Johnson 3rd, who is Chairman of FMR, FMR, through its control of Fidelity, and the funds has sole power to dispose of the 4,291,500 shares. Neither FMR nor Mr. Johnson has the sole power to vote or to direct the vote of the shares owned directly by the Fidelity funds, which power resides with the funds' boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' boards of trustees. Members of Mr. Johnson's family may be deemed to form a controlling group with respect to FMR. FMR's address is 82 Devonshire Street, Boston, Massachusetts 02109.

     (3) The information in this footnote is based on a Schedule 13G filed on February 12, 2001, by Massachusetts Financial Services Company ("MFS"). The 3,700,359 shares are beneficially owned by MFS and certain other non-reporting entities. MFS has the sole power to vote or to direct the vote of 3,532,499 shares and the sole power to dispose of or to direct the disposition of 3,700,539 shares. MFS's address is 500 Boylston Street, Boston, Massachusetts 02116.

     (4) Includes 340,522 shares issuable upon exercise of options exercisable within 60 days of February 15, 2001 and 330,000 shares held by adult children of Mr. Ben-Efraim. Mr. Ben-Efraim disclaims beneficial ownership with respect to the shares held by his adult children.

     (5) Includes 55,625 shares issuable upon exercise of options exercisable within 60 days of February 15, 2001.

     (6) Includes 30,000 shares issuable upon exercise of options exercisable within 60 days of February 15, 2001.

     (7) Includes 30,000 shares issuable upon exercise of options exercisable within 60 days of February 15, 2001. Also, includes 716,500 shares held by U.S. Venture Partners IV, L.P., 86,975 shares held by Second Ventures II, L.P. and 24,850 shares held by USVP Entrepreneur Partners II, L.P. Mr. Federman is a general partner of the general partner of each of these partnerships. He shares voting and investment power with respect to the shares held by these entities and disclaims beneficial ownership of shares in which he has no pecuniary interest.

     (8) Includes 30,000 shares issuable upon exercise of options exercisable within 60 days of February 15, 2001. Also, includes 3,588 shares held by Brentwood Affiliates Fund, L.P. Mr. Walecka is a general partner of the general partner of this partnership. He shares voting and investment power with respect to the shares held by this entity and disclaims beneficial ownership of shares in which he has no pecuniary interest.

     (9) Represents 14,166 shares issuable upon exercise of options exercisable within 60 days of February 15, 2001.

     (10) Includes 257,708 shares issuable upon exercise of options exercisable within 60 days of February 15, 2001.

     (11) Includes 166,040 shares issuable upon exercise of options exercisable within 60 days of February 15, 2001.

     (12) Includes 251,040 shares issuable upon exercise of options exercisable within 60 days of February 15, 2001.

     (13) Includes 57,583 shares issuable upon exercise of options exercisable within 60 days of February 15, 2001.

     (14) Includes the information in the notes above, as applicable. In addition, includes an additional 298,678 shares issuable upon exercise of options exercisable within 60 days of February 15, 2001, which options are held by executive officers of the Company who are not identified in the above table.

     Except as otherwise noted, the address of each person listed in the table is c/o Netro Corporation, 3860 N. First Street, San Jose, CA 95134, and the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides certain summary information concerning the compensation received for services rendered to the Company during the fiscal years ended December 31, 2000, 1999 and 1998, by each of our named executive officers as of December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                                              Long-Term
                                                                                                            Compensation
                                                                                                               Awards
                                                                                                            ------------
                                                                                 Annual Compensation         Securities
                                                                               ------------------------      Underlying
                    Name and Principal Position                                   Salary        Bonus          Options
--------------------------------------------------------------------           ----------     ---------      ----------
                                                                       2000    $  250,000     $  93,750          --
Gideon Ben-Efraim                                                      1999       220,000       110,000        475,000
    Chairman, Chief Executive Officer and President..................  1998       200,000        50,000          --
                                                                       2000    $  240,000     $ 112,691          --
Matthew Powell                                                         1999       130,000       130,000        230,000
    Senior Vice President, Worldwide Sales...........................  1998        100,000       120,000       400,000
                                                                       2000    $  200,000     $  30,000          --
John Perry                                                             1999       180,000        40,000        270,000
    Chief Technology Officer and Vice President, Engineering.........  1998         56,654        20,000       200,000
                                                                       2000    $  180,000     $  40,000         20,000
Man Wong                                                               1999       135,575        --            160,000
    Vice President, Operations.......................................  1998           --          --             --
                                                                       2000     $ 160,000     $  35,000          --
Stuart Feeney                                                          1999       140,000        30,000        150,000
    Vice President, Radio Engineering................................  1998           --          --             --


                          OPTION GRANTS IN FISCAL 2000

     The following table provides summary information regarding stock options granted to the named executive officers from our 1996 stock option plan and 1999 executive stock option plan during the fiscal year ended December 31, 2000. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not reflect management's projections of future performance of Netro's stock price.

                                                         Individual Grants
                                       -------------------------------------------------------
                                                                                                 Potential Realizable Value
                                        Number of    Percent of                                  at Assumed Annual Rates of
                                       Securities   Total Options                                Stock Price Appreciation
                                       Underlying    Granted to                                        For Option Term
                                         Options    Employees in   Exercise Price   Expiration   --------------------------
        Name                             Granted     Fiscal Year     Per Share         Date         5%                10%
        ----                           ----------   -------------  --------------   ----------   --------          --------
        Gideon Ben-Efraim..........       --           --               --              --          --                --
        Matthew Powell.............       --           --               --              --          --                --
        John Perry.................       --           --               --              --          --                --
        Man Wong...................      20,000       0.645%          $17.69         11/7/10     $222,503          $563,866
        Stuart Feeney..............       --           --               --              --          --                --

  AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

     The following table provides summary information concerning the exercise of options by the named executive officers in 2000 and the shares of Common Stock represented by outstanding stock options held by each of them as of December 31, 2000. The value realized is based on the market value on the date of exercise, net of the exercise price. The value of unexercised in-the-money options is calculated based on the difference between the exercise price of the option and the fair market value of the Common Stock at December 31, 2000.

                                                                     Number of Securities          Value of Unexercised
                                        Number of                   Underlying Unexercised        In-the-Money Options at
                                         Shares                   Options at Fiscal Year-End          Fiscal Year-End
                                       Acquired on    Value     -----------------------------  -----------------------------
        Name                            Exercise     Realized     Exercisable   Unexercisable   Exercisable   Unexercisable
        ----                          ------------ -----------  -------------- --------------  -------------  --------------
        Gideon Ben-Efraim..........     237,665    $16,871,115     267,085        331,250       $1,103,107       $537,109
        Matthew Powell.............     150,000      6,151,875     186,874        283,126          814,878        885,747
        John Perry.................      72,500      3,296,859     135,833        261,667          564,426        790,105
        Man Wong...................       7,000        439,750      32,583        140,417               --             --
        Stuart Feeney..............        --               --     210,832        129,168        1,059,109        324,391

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph included elsewhere in this proxy statement shall not be deemed to be incorporated by reference into any such filings.

    The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 2000. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

    Under the supervision of the Board, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements:
(i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board establishes from time to time for the Company and (iii) stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's shareholders.

    The summary below describes in more detail the factors that the Board considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

    The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies that compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

    Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Stock-Based Compensation

    The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term shareholder values. Awards granted under this plan by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's shareholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations.

    Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the

Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Stock Option Cancellation and Re-grant Program

     In March 2001, the Board approved an exchange offer to allow employees to enter into an agreement whereby the employees agree that options priced at or above $34.00 per share would be terminated, and the Company agrees that new options will be granted to employees in October 2001, after the Company's earnings for the three months ending September 30, 2001, have been announced (the "Cancel and Re-grant Program"). The new options will have an exercise price equal to the fair value of the Company's common stock on the date of the new grant, provided that the participant has not terminated employment prior to such time. Options granted under the Cancel and Re-grant Program will vest according to the original vesting terms, which are typically 1/4(th) after one year and 1/48(th) per month thereafter, beginning at the date of cancellation. All other terms of options granted under the Cancel and Re-grant Program will be substantially the same as the cancelled options.

Compensation of the Chief Executive Officer

     Gideon Ben-Efraim has served as the Company's President and Chief Executive Officer since the Company's inception in 1994. His base salary for fiscal 2000 was $250,000 and he earned a bonus of $93,750.

     The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Stock-Based Compensation" were also applied in establishing the amount of Mr. Ben-Efraim's salary and stock option grant. Significant factors in establishing Mr. Ben-Efraim's compensation were the amount of his current stock ownership, including the portion that was unvested, changes in the compensation for similarly situated chief executive officers, achievement of revenue targets and customer contracts and growth of the Company.

Deductibility of Executive Compensation

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1996 Stock Option Plan and 1999 Executive Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                               COMPENSATION COMMITTEE:

                                               THOMAS BARUCH
                                               JOHN L. WALECKA


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors currently consists of Thomas Baruch and John L. Walecka. No member of the Compensation Committee serves as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

                           RELATED-PARTY TRANSACTIONS

Employment and Change-of-Control Agreements

     In March 1995, the Company entered into an employment agreement with Gideon Ben-Efraim, the Company's Chief Executive Officer, President and Chairman. Mr. Ben-Efraim's base salary is established annually pursuant to review by the Board. Pursuant to the agreement, Mr. Ben-Efraim receives a cash bonus equal to 20% of his base salary, in addition to participation in any annual executive bonus plan of the Company. In the event of termination other than for cause, the agreement entitles Mr. Ben-Efraim to severance benefits equal to twelve months of his then-current base salary as well as a lapse of 25% of the Company's repurchase option on unvested shares then held by Mr. Ben-Efraim, including those held by his family trust. If the Company enters into certain change-of-control transactions, Mr. Ben-Efraim's options and shares subject to repurchase, including those held by his family trust, will become fully vested. The agreement also provides that, in the event the Company grants registration rights to any officers or investors, the Company will grant no less favorable rights to Mr. Ben-Efraim.

     The Company has entered into change-of-control agreements with director Richard M. Moley and officers Opinder Bawa, Peter Carson, James Hannigan, Sanjay Khare, Francis Ngai, John Perry, Matthew Powell, and Man Wong as follows:

     o Under Mr. Moley's agreement, in the event of a change of control, all unvested shares and options held by Mr. Moley, or his affiliates, will vest immediately as if he had been employed by the Company for two additional years.

     o Under Mr. Powell's agreement, in the event that Mr. Powell is terminated without cause following a change of control or is not offered a comparable position by the acquiror, unvested shares and options held by Mr. Powell will vest immediately as if he had been employed by the Company for one additional year.

     o Under the agreements with Messrs. Bawa, Carson, Hannigan, Khare, Ngai, Perry and Wong, in the event the employee is terminated without cause following a change of control or does not receive an offer of a comparable position with the acquiror, and the termination occurs before the employee has completed one year of employment, unvested shares and options held by that employee will vest immediately as if he had been employed for one full year.

Indemnification Agreements

     The Company has entered into indemnification agreements with its directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require us:

     o to indemnify directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of a culpable nature;

     o to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and

     o to obtain directors' and officers' insurance if available on reasonable terms.

     The Company currently has a policy for directors' and officers' insurance. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of ours in which indemnification would be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for indemnification. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

     If Proposal No. 2 is approved, the Company expects to enter into comparable agreements with its directors and officers that will be governed by Delaware law.

Transactions with Directors

     In December 1998, the Company loaned $800,000 to Richard M. Moley, who at that time was chairman of the Board, in connection with the exercise of an option to purchase common stock of the Company. The note was secured by such shares of the Company's common stock owned by Mr. Moley and a trust controlled by him. The loan provided for an interest rate of 5.44% and a due date of April 17, 2002. This note was paid in full in February 2000.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return data for the Company's stock since August 19, 1999 (the date on which the Company's stock was first traded on Nasdaq) to the cumulative return over such period of
(i) The Nasdaq Stock Market Composite Index, and (ii) the Nasdaq Telecommunications Index. The graph assumes that $100 was invested in the Common Stock of the Company and in each of the comparative indices on August 19, 1999. The graph further assumes (i) that such amount was initially invested in the Common Stock of the Company at the price to which such stock was first offered to the public by the Company on the date of its initial public offering and (ii) the reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN*
         AMONG NETRO CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

             [PERFORMANCE GRAPH OF NETRO CORPORATION APPEARS HERE]

*$100 INVESTED ON 8/19/99 IN STOCK OR INDEX -
 INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL
 YEAR ENDING DECEMBER 31.

                            CUMULATIVE TOTAL RETURN

                                                8/19/99    12/31/00
                                               ---------   ---------
     Netro Corporation.........................$  100.00   $   86.73
     Nasdaq Stock Market (U.S.)................$  100.00   $   93.09
     Nasdaq Telecommunications.................$  100.00   $   62.25

     DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Proposals of shareholders intended to be included in the Company's proxy statement for the 2002 Annual Meeting of shareholders must be received by Sanjay Khare, Chief Financial Officer, Netro Corporation, 3860 N. First Street, San Jose, California 95134, no later than January 31, 2002. If the Company is not notified of a shareholder proposal within the period beginning on March 2, 2002 and ending on May 11, 2002, such notice will be considered untimely and the proxies held by management of the Company provide such proxyholders the discretionary authority to vote against such shareholder proposal, even though such proposal is not discussed in the Proxy Statement.

     Assuming the reincorporation in Delaware, as described in Proposal No. 2, is approved, notice of a shareholder proposal for the 2002 Annual Meeting will be considered untimely if not received by the close of business on March 2, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements except as follows: (1) as to Thomas Baruch, one report with respect to one transaction, (2) as to Irwin Federman, one report with respect to one transaction, (3) as to Richard
M. Moley, one report with respect to one transaction, (4) as to John L. Walecka, two reports with respect to two transactions, (5) as to Mr. Ben-Efraim, one report with respect to one transaction and (6) as to Michael Everett, four reports with respect to five transactions. In each case, a report on Form 4 was filed on a timely basis that contained an unintentional omission, and an amended report on Form 4 was filed promptly following the identification of the omission.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                       By Order of the Board of Directors,


                                       Francis S. Currie
                                       Secretary

April 25, 2001
San Jose, California

                                                                     APPENDIX A




                            AUDIT COMMITTEE CHARTER

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

Purpose:

The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Netro Corporation (including any subsidiaries), to provide to the Board of Directors the results of its examinations and related recommendations, to outline to the Board improvements made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time determines.

Membership:

The Audit Committee will consist of at least three (3) or more members of the Board, all of whom shall be independent directors. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

Responsibilities:

The responsibilities of the Audit Committee shall include:

1. Reviewing on a continuing basis the adequacy of Netro Corporation's system of internal controls.

2. Reviewing and assessing on a continuing basis the need for an internal audit function.

3. Recommending the appointment of independent auditors of the Board of Directors.

4. Reviewing the independent auditors' proposed audit scope and approach, and reviewing their fee arrangement.

5. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

6.   Reviewing the performance of the independent auditors.

7. Reviewing Netro Corporation's annual and quarterly financial statements, prior to any public announcement.

8. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on Netro Corporation's financial statements, including without limitation compliance with any disclosure obligations, reviewing any related party transactions for potential conflicts of interest and if necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist.

9. Providing oversight and review of Netro Corporation's asset management policies, including an annual review of Netro Corporation's investment policies and performance for cash and short-term investments.

10. Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

Meetings:

The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of Netro Corporation at least annually to review the financial affairs of Netro Corporation. The Audit Committee will meet with the independent auditors of Netro Corporation, at such times as it deems appropriate, to review the independent auditor's examination and management report.

Reports:

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

Minutes:

The Audit Committee will maintain written minutes of its meetings, which minutes, as well as any actions by unanimous written consent, will be filed with the minutes of the meetings of the Board of Directors.

                                                                     APPENDIX B




                          AGREEMENT AND PLAN OF MERGER

                         OF NETRO DELAWARE CORPORATION
                            (A DELAWARE CORPORATION)

                                      AND

                               NETRO CORPORATION
                           (A CALIFORNIA CORPORATION)

     THIS AGREEMENT AND PLAN OF MERGER dated as of _____ __, 2001 (the "Agreement") is between Netro Delaware Corporation, a Delaware corporation ("Netro Delaware") and Netro Corporation, a California corporation ("Netro California"). Netro Delaware and Netro California are sometimes referred to herein as the "Constituent Corporations."

                                    Recitals

     A. Netro Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 105,000,000 shares, 100,000,000 of which are designated "Common Stock," par value $0.001 per share, and 5,000,000 of which are designated "Preferred Stock," par value $0.001 per share. The Preferred Stock of Netro Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, _______ shares of Common Stock were issued and outstanding, all of which were held by Netro California, and no shares of Preferred Stock were issued and outstanding.

     B. Netro California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 105,000,000 shares, 100,000,000 of which are designated "Common Stock," par value $0.001 per share, and 5,000,000 of which are designated "Preferred Stock," par value $0.001 per share. The Preferred Stock of Netro California is undesignated as to series, rights, preferences, privileges or restrictions. As of March 19, 2001, 52,075,532 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

     C. The Board of Directors of Netro California has determined that, for the purpose of effecting the reincorporation of Netro California in the State of Delaware, it is advisable and in the best interests of Netro California and its shareholders that Netro California merge with and into Netro Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of Netro Delaware and Netro California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Netro Delaware and Netro California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE 1
                                     MERGER

     Section 1.01. Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, Netro California shall be merged with and into Netro Delaware (the "Merger"), the separate existence of Netro California shall cease and Netro Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Netro Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be Netro Corporation.

     Section 1.02. Filing And Effectiveness. The Merger shall become effective when the following actions shall have been completed:

     (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

     (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

     (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

     (d) Executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the California Corporations Code shall have been filed with the Secretary of State of the State of California.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     Section 1.03. Effect Of The Merger. Upon the Effective Date of the Merger, the separate existence of Netro California shall cease and Netro Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Netro California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Netro California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Netro Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Netro California in the same manner as if Netro Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

                                   ARTICLE 2
                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     Section 2.01. Certificate Of Incorporation. The Certificate of Incorporation of Netro Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law, except that the name of the Surviving Corporation shall be changed to "Netro Corporation".

     Section 2.02. Bylaws. The Bylaws of Netro Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     Section 2.03. Directors And Officers. The directors and officers of Netro California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                   ARTICLE 3
                         MANNER OF CONVERSION OF STOCK

     Section 3.01. Netro California Common Stock. Upon the Effective Date of the Merger, each share of Netro California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

     Section 3.02. Netro California Options, Stock Purchase Rights And Convertible Securities.

     (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of Netro California. Each outstanding and unexercised option or other right to purchase or security convertible into Netro California Common Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Netro California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Netro California option, stock purchase right or convertible security at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into Preferred Stock of Netro California.

     (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Netro California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     Section 3.03. Netro Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.001 per share, of Netro Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Netro Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     Section 3.04. Exchange Of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Netro California Common Stock may, at such stockholder's option, surrender the same for cancellation to American Stock Transfer & Trust Company as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Netro California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Netro California Common Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Netro California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of Netro Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Netro Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Netro Delaware that such tax has been paid or is not payable.

                                   ARTICLE 4
                                    GENERAL

     Section 4.01. Covenants Of Netro Delaware. Netro Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

     (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

     (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Netro Delaware of all of the franchise tax liabilities of Netro California; and

     (c) take such other actions as may be required by the California General Corporation Law.

     Section 4.02. Further Assurances. From time to time, as and when required by Netro Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Netro California such deeds and other instruments, and there shall be taken or caused to be taken by Netro Delaware and Netro California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Netro Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Netro California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Netro Delaware are fully authorized in the name and on behalf of Netro California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     Section 4.03. Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Netro California or of Netro Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Netro California or by the sole stockholder of Netro Delaware, or by both.

     Section 4.04. Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (for certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     Section 4.05. Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     Section 4.06. Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3860 North First Street, San Jose, California 95134-1702 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     Section 4.07. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

     Section 4.08. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Netro Corporation, a Delaware corporation, and Netro Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                         Netro Delaware Corporation
                                         a Delaware corporation

                                         By:
                                            -----------------------------------
                                                GIDEON BEN-EFRAIM
                                                Chief Executive Officer

ATTEST:

---------------------------------------
SANJAY KHARE
Chief Financial Officer

                                         Netro Corporation
                                         a California corporation

                                         By:
                                            -----------------------------------
                                                GIDEON BEN-EFRAIM
                                                Chief Executive Officer

ATTEST:

---------------------------------------
SANJAY KHARE
Chief Financial Officer

                                                                     APPENDIX C



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NETRO DELAWARE CORPORATION

                    Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware

                                   * * * * *


     The undersigned Gideon Ben-Efraim and Francis S. Currie, President and Secretary of Netro Delaware Corporation (the "Corporation"), do hereby certify as follows:

     A. The name of the Corporation is Netro Delaware Corporation. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 9, 2001.

     B. The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles FOURTH, SIXTH and NINTH thereof and by substituting in lieu thereof new Articles FOURTH, SIXTH, NINTH, TENTH and ELEVENTH which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

     C. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Netro Delaware Corporation without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     D. The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

     E. The effective time of the Restated Certificate of Incorporation and of the amendments herein certified shall be effective upon filing.

     F. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               NETRO CORPORATION

                                   * * * * *


     FIRST: The name of the Corporation is Netro Corporation.

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

     FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 105,000,000, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

     The Board of Directors is hereby empowered to authorize by resolution or resolutions form time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

     FIFTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

     (b) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2002 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the 2003 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2004 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

     (c) The names and mailing addresses of the persons who are to serve initially as directors of each Class shall be set forth in a resolution adopted by the Board of Directors in accordance with the Bylaws of the corporation.

     (d) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

     (e) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

     (f) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

     SIXTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

     SEVENTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE SEVENTH shall be a contract right.

     (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

     (4) The rights and authority conferred in this ARTICLE SEVENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     (5) Neither the amendment nor repeal of this ARTICLE SEVENTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE SEVENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     EIGHTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the General Corporation Law of the State of Delaware, as amended from time to time, and may not be taken by written consent of stockholders without a meeting.

     NINTH: Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     TENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE SEVENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

         Signed and attested to on _____________, 2001.



                                         By:
                                            -----------------------------------
                                            Name:  Gideon Ben-Efraim
                                            Title: President


Attest:

----------------------------------
Name:  Francis S. Currie
Title: Secretary

                                                                     APPENDIX D




                                     BYLAWS

                                       OF

                           NETRO DELAWARE CORPORATION

                                   * * * * *


                                   Article 1
                                    Offices

     Section 1.01. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle/City of Dover, County of Kent, State of Delaware.

     Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

     Section 2.01. Time And Place Of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

     Section 2.02. Annual Meetings. An annual meeting of stockholders, commencing with the year 2002, shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

     Section 2.03. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware ("Delaware Law"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (a) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 2.05. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the shares of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2.06. Voting. Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

     (a) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by written proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 2.07. Action by Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

     Section 2.08. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in his absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

     Section 2.10. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.10., who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this . Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or after such anniversary date or that no annual meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "SEC Proxy Rules") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.10., a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

     Section 2.11. Notice of Business at an Annual Meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this . For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or after such anniversary date or that no annual meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In the event any business other than nominations is properly brought by a stockholder before an annual meeting less than 90 calendar days prior to such annual meeting pursuant to the proviso in the foregoing sentence, the Board's proxy may confer discretionary authority on its holder to vote on such business for which notice is received after public announcement of the date of such meeting is first made by the Corporation. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, the class and number of shares of the Corporation which are beneficially owned by the stockholder, any material interest of the stockholder in such business and any other information that may be required with respect to such proposal under the SEC Proxy Rules. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at an annual stockholder meeting except in accordance with the procedures set forth in this . The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this
Section 2.11.

     Section 2.12. Notice of Business at a Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by (i) the person or persons calling such meeting pursuant to Section 2.03 of these bylaws and, (ii) if such meeting is called at the request of stockholders, by the Board of Directors.

                                   ARTICLE 3
                                   DIRECTORS

     Section 3.01. General Powers. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     Section 3.02. Number, Election and Term of Office. The Board of Directors shall consist of not less than three nor more than nine directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Except as otherwise provided in the certificate of incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. Directors need not be stockholders.

     Section 3.03. Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

     Section 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in
Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

     Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

     Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least forty-eight hours before the date and time of the meeting in such manner as is determined by the Board of Directors or the Chairman of the Board, in the absence of such determination.

     Section 3.08. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 3.09. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form.

     Section 3.10. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 3.11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.12. Vacancies. Unless otherwise provided in the certificate of incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

     Section 3.13. Removal. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

     Section 3.14. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

                                   ARTICLE 4
                                    OFFICERS

     Section 4.01. Principal Officers. The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

     Section 4.02. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     Section 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

     Section 4.05. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

                                   ARTICLE 5
                                INDEMNIFICATION

     Section 5.01. Indemnification of Directors and Officers. (a) Third Party Actions. The Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) Actions by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved in advance by the Corporation) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that, if applicable law so provides, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this Article 5, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under
Section 16(b) of the Securities Exchange Act of 1934, as amended.

     Section 5.02. Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     Section 5.03. Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
5.01 and Section 5.03, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     Section 5.04. Determination of Conduct. Any indemnification under Section
5.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 5.01. Any indemnification under Section 5.02 (unless ordered by a court) shall be made by the Corporation upon a determination that such indemnification is appropriate and authorized by Delaware law. Such determination shall be made (1) by a majority vote of the disinterested directors, even though less than a quorum,
(2) by independent legal counsel in a written opinion, or (3) by the stockholders. Notwithstanding the foregoing, a director or officer of the Corporation shall be entitled to contest any determination that the director or officer has not met the applicable standard of conduct set forth in Section
5.01 by petitioning a court of competent jurisdiction.

     Section 5.05. Selection of Independent Counsel. If the determination of entitlement to indemnification is to be made by independent counsel pursuant to
Section 5.04 hereof, the independent counsel shall be selected as provided in this Section 5.05. The independent counsel shall be selected jointly by such director or officer and the Corporation. In the event such director or officer and the Corporation cannot agree on a selection for the independent counsel, either party may petition the Delaware Court of Chancery or other court of competent jurisdiction to resolve the issue or to make its own provisions for the selection of independent counsel. The Corporation shall pay any and all reasonable fees and expenses of independent counsel incurred by such independent counsel in connection with acting pursuant to Section 5.04 hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 5.05, regardless of the manner in which such independent counsel was selected or appointed.

     Section 5.06. Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding, by an individual who is determined to be entitled to indemnification pursuant to Section 5.01, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the individual is not entitled to be indemnified by the Corporation as authorized in this Article 5; provided, however, that the Corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the Corporation; and provided further that no advance shall be made by the Corporation to a


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director or officer of the Corporation in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of disinterested directors or (ii) by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

     Section 5.07. Indemnity Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this
Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

     Section 5.08. Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any expense, liability incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

     Section 5.09. The Corporation. For purposes of this Article 5, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article 5 (including, without limitation, the provisions of Section 5.01) with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

     Section 5.10. Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 5.11. Amendments. Any repeal or modification of this Article 5 shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

                                   ARTICLE 6
                               GENERAL PROVISIONS

     Section 6.01. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

     (a) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect


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of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 6.02. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

     Section 6.03. Fiscal Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

     Section 6.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     Section 6.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

     Section 6.06. Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.
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